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                                                             EXHIBIT 23.6


                          Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 33-00000) and related Prospectus of ProNet Inc. for the registration of $100,000,000 of 11 7/8% Senior Subordinated Notes due 2005 and to the incorporation by reference therein of our report dated April 14, 1995, with respect to the consolidated financial statements of All City Communication Company, Inc. included in ProNet Inc.'s Current Report on Form 8-K dated June 2, 1995, both filed with the Securities and Exchange Commission.


/s/ Winter, Kloman, Moter & Repp, S.C.
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July 3, 1995
Elm Grove, Wisconsin